UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

Incorporation)

0-50440	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                          Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                                 Resignation of Director

On October 26, 2012, Michael Sheffery, Ph.D. tendered his resignation from the board of directors of Supernus Pharmaceuticals, Inc. (the Company”), effective on October 29, 2012.  Dr. Sheffery was the designee of OrbiMed Advisors, LLC, an original investor in the Company (“OrbiMed”).  His resignation was consistent with OrbiMed’s policy of having its representatives resign from a company’s board of directors after it becomes a public company.  The board of directors has not elected to fill the vacancy created by Dr. Sheffery’s resignation at this time.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

The following document is furnished as an Exhibit pursuant to this Current Report on Form 8-K:

Exhibit 99.1 — Press Release dated October 31, 2012 of the Company providing details regarding the resignation of Michael Sheffery, Ph.D. from the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: October 31, 2012	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer